                                   EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                         EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

                                                         1998    1997    1996    1995    1994
                                                        ------  ------  ------  ------  ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes ..........  $2,507  $2,294  $2,070  $1,156  $1,460
Adjustments:
   (a) Fixed charges:
         (1) Interest on borrowed funds ..............   1,061     737     813   1,413   1,074
         (2) 1/3 of rent .............................      54      53      55      52      53
   (b) Preferred dividends ...........................      83     104     117      62      51
                                                        ======  ======  ======  ======  ======
   (c) Adjusted earnings .............................  $3,705  $3,188  $3,055  $2,683  $2,638
                                                        ======  ======  ======  ======  ======

Fixed charges and preferred dividends ................  $1,198  $  894  $  985  $1,527  $1,178
                                                        ======  ======  ======  ======  ======

Adjusted earnings/fixed charges ......................   3.09x   3.57x   3.10x   1.76x  2.24x
                                                        ======  ======  ======  ======  ======

                         INCLUDING INTEREST ON DEPOSITS

                                                         1998    1997    1996    1995    1994
                                                        ------  ------  ------  ------  ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes ..........  $2,507  $2,294  $2,070  $1,156  $1,460
Adjustments:
   (a) Fixed charges:
        (1) Interest on borrowed funds ...............   1,061     737     813   1,413   1,074
        (2) 1/3 of rent ..............................      54      53      55      52      53
        (3) Interest on deposits .....................   1,835   1,654   1,754   1,726   1,170
   (b) Preferred dividends ...........................      83     104     117      62      51
                                                        ======  ======  ======  ======  ======
   (c) Adjusted earnings .............................  $5,540  $4,842  $4,809  $4,409  $3,808
                                                        ======  ======  ======  ======  ======

Fixed charges and preferred dividends ................  $3,033  $2,548  $2,739  $3,253  $2,348
                                                        ======  ======  ======  ======  ======

Adjusted earnings/fixed charges ......................   1.83x   1.90x   1.76x   1.36x  1.62x
                                                        ======  ======  ======  ======  ======

                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                 TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                              (DOLLARS IN MILLIONS)

                                                         1998    1997    1996    1995    1994
                                                        ------  ------  ------  ------  ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes ..........  $2,507  $2,294  $2,070  $1,156  $1,460
Adjustments:
  (a) Fixed charges:
         (1) Interest on borrowed funds ..............   1,061     737     813   1,413   1,074
         (2) 1/3 of rent .............................      54      53      55      52      53
                                                        ======  ======  ======  ======  ======
  (b) Adjusted earnings ..............................  $3,622  $3,084  $2,938  $2,621  $2,587
                                                        ======  ======  ======  ======  ======

Fixed charges ........................................  $1,115  $  790  $  868  $1,465  $1,127
                                                        ======  ======  ======  ======  ======

Adjusted earnings/fixed charges ......................   3.25x   3.90x   3.38x   1.79x  2.30x
                                                        ======  ======  ======  ======  ======

                         INCLUDING INTEREST ON DEPOSITS

                                                         1998    1997    1996    1995    1994
                                                        ------  ------  ------  ------  ------
Earnings:
  Income before income taxes, extraordinary credit and
    cumulative effect of accounting changes ..........  $2,507  $2,294  $2,070  $1,156  $1,460
Adjustments:
  (a) Fixed charges:
         (1) Interest on borrowed funds ..............   1,061     737     813   1,413   1,074
         (2) 1/3 of rent .............................      54      53      55      52      53
         (3) Interest on deposits ....................   1,835   1,654   1,754   1,726   1,170
                                                        ======  ======  ======  ======  ======
  (b) Adjusted earnings ..............................  $5,457  $4,738  $4,692  $4,347  $3,757
                                                        ======  ======  ======  ======  ======

Fixed charges ........................................  $2,950  $2,444  $2,622  $3,191  $2,297
                                                        ======  ======  ======  ======  ======

Adjusted earnings/fixed charges ......................   1.85x   1.94x   1.79x   1.36x  1.64x
                                                        ======  ======  ======  ======  ======